Exhibit 23.5

CONSENT

I consent to the incorporation by reference in this Registration Statement of Sociedad Química y Minera de Chile S.A. (“SQM”) on Form F-3 of the references to me under the headings “Item 3.D Risks Relating To Our Business – Our Reserve Estimates Could Be Subject To Significant Changes,” “Item 4.D Property, Plant and Equipment – Brines from the Salar de Atacama: Facilities and Reserves” and “Item 19. Exhibits” in the Annual Report on Form 20-F of SQM for the fiscal year ended December 31, 2020.

By	/s/ Orlando Rojas
Orlando Rojas
Partner and Chief Executive Officer
EMI-Ingenieros y Consultores S.A.

Date: March 19, 2021